Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

September 26, 2024

Board of Directors

Jet.AI Inc.

10845 Griffith Peak Dr., Suite 200

Las Vegas, NV 89135

RE:	Registration Statement on Form S-1

Board of Directors:

We have acted as counsel to Jet.AI Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and resale of up to an aggregate of 16,232,232 shares of Company common stock, $0.0001 par value per share (“Common Stock”) by the selling stockholder named in the Registration Statement (the “Shares”). The Shares are comprised of: (i) 350,000 shares of Common Stock held by the selling stockholder (the “Outstanding Shares”), and (ii) a total of 15,882,232 shares of Common Stock (the “Preferred Underlying Shares”) issuable upon conversion of issued and outstanding shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Stock”) held by the selling stockholder as of the date hereof, and, together with shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock issuable upon exercise of a Warrant to Purchase Series B Stock dated March 29, 2024 (the “Warrant”) held by the selling stockholder that is exercisable to purchase shares of Series B Stock. The Outstanding Shares and the Preferred Underlying Shares were issued, or are to be issued, pursuant to the terms and conditions as set forth in the Securities Purchase Agreement, by and between the selling stockholder and the Company, dated March 28, 2024 (the “Securities Purchase Agreement”) and other Transaction Documents (as such term is defined in the Securities Purchase Agreement) entered into in connection therewith.

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and related prospectus, and originals or copies, certified or otherwise, of the Company’s organizational documents, the Securities Purchase Agreement, the form of Warrant, other Transaction Documents, and such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true, correct and complete. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) assuming receipt by the Company of the consideration for the Outstanding Shares specified in the resolutions of the Company’s board of directors authorizing the issuance thereof, and assuming the Outstanding Shares were issued pursuant to the terms and conditions set forth in the Securities Purchase Agreement and the other Transaction Documents, the Outstanding Shares are validly issued, fully paid, and nonassessable; and

(b) the Preferred Underlying Shares, when issued and delivered upon (i) conversion of the issued and outstanding shares of Series B Stock held by the selling stockholder and (ii) the exercise of the Warrant from time to time and the conversion of the Series B Stock, in each case in accordance with the terms the Warrant, the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on March 28, 2024, and the Securities Purchase Agreement, are and will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that (i) at the time of offer and sale of any of the Outstanding Shares or the Preferred Underlying Shares, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect, and (ii) the Outstanding Shares or the Preferred Underlying Shares were acquired, or will be acquired, by the holder pursuant to the terms and conditions set forth in the Securities Purchase Agreement, the Warrant and other Transaction Documents . To the extent the obligations of the Company with respect to the Outstanding Shares or the Preferred Underlying Shares may be dependent upon such matters, we also assume for purposes of this letter that the other party under the Warrant, the Securities Purchase Agreement and other Transaction Documents, as applicable, is duly authorized validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by such Warrant, Securities Purchase Agreement and other Transaction Documents, as applicable; that such Warrant, Securities Purchase Agreement and other Transaction Documents, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant, Securities Purchase Agreement and other Transaction Documents, as applicable, with all applicable laws and regulations; and such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant, Securities Purchase Agreement and other Transaction Documents, as applicable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinion is limited to the Delaware General Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC